EXHIBIT 7.(A)
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             ROANOKE TECHNOLOGY CORPORATION
                  STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of January 10, 2000 (the "Date of Grant"), by and between ROANOKE TECHNOLOGY CORPORATION, a Florida corporation (the "Company"), and EDWIN FOSTER, JR. (the
"Optionee").
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                         RECITALS
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     A.   The parties have entered into an employment
arrangement with Employment Agreement pursuant to which Optionee will be employed as an executive of the Company.
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     B.   The grant of the Option evidenced by this
Agreement has been made by the Company for the purpose of inducing Optionee to remain employed by the Company.
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                         AGREEMENT
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     NOW THEREFORE, the parties hereto, for good and
sufficient consideration the receipt of which is hereby acknowledged, and intending to be legally bound, do hereby agree as follows:
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1.     Grant of Option.  The Company hereby grants Optionee
an option (the "Option") to purchase a total of One Hundred Thousand (100,000) shares (the "Shares") of its common stock (the "Common Stock"), subject to the terms and conditions set forth herein.  The number of Shares is subject
adjustment pursuant to Section 7 hereof.
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2.     Exercise Price.  The exercise price is $1.00 for each
share of Common Stock (the "Exercise Price") subject to adjustment pursuant to Section 7 hereof.
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3.     Vesting of Option.
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     3.1 Annual Increments.  This Option shall accrue in the
Optionee in equal annual increments over the 4 years commencing with June 1999. Prior to any adjustment in the number of Shares pursuant to Section 7, each such annual increment shall relate to 25,000 Shares. Vesting of the initial year of Options shall occur on June 1, 2000. Thereafter, each increment shall occur on the first day of June of each year.
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     3.2 Termination of Vesting.  The vesting of the Option
under Section 3.1 shall cease the Optionee's death or upon the termination of Optionee's employment by the Company.
Any increments of the Option which have already vested in
the Optionee shall not be affected by such termination.
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     3.3 Acceleration of Vesting.
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     3.1 Change in Control.  A "Change in Control" for
purposes of this Agreement shall mean (i) a single entity or group of affiliated entities acquires more than 25% of the stock of the Company issued and outstanding immediately prior to such acquisition; (ii) any person or entity initiates a tender offer or exchange offer to acquire more than 25% of the stock of the Company issued and outstanding immediately prior to such initiation; or (iii) shareholder approve the consummation of any merger of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 25% of the voting power of the surviving or acquiring corporation.
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     3.32 Acceleration.  If a Change in Control has occurred
or if the Company enters into any contract or agreement pursuant to which a Change in Control is intended to occur, the Option shall immediately become vested in full. The Company shall notify the Optionee at least (10) business days in advance of any Changes in Control or execution of
any such contract or agreement.
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     3.3.3 Exception for Public Offering or Private
Placement. Notwithstanding the above, a "Change of Control" shall not include the Company's undertaking of a public offering or an equity private placement of its securities.
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4.  Exercise of Option.
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     4.1 Right to Exercise.  Subject to Section 4.3 below,
each increment of this Option shall be exercisable, cumulatively, at any time on or after the date is haws vested in the Optionee, provided, however, that this Option may not be exercised prior to June 1, 2000. This Option may be exercised only to the extent that it has bested on Optionee under Section 3. Subject to the foregoing, this Option may be exercised in whole or part. This Option may not be exercised for a fraction of a Share.
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     4.2 Method of Exercise.  This Option shall be
exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and the name in which such shares are to be registered. Such written notice shall be signed by the Optionee and shall be delivered in person, by a recognized overnight delivery service, or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price as contemplated by Section 4.4. The date of exercise shall be the date such notice is received bu the Company. For income tax purposes, the Shares shall be considered transferred to the Optionee on the date of exercise.
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     4.3 Expiration of Option.  The Option may not be
exercised more than ten (10) years from the Date of Grant, and may be exercised during such term only in accordance with the terms of this Agreement. In the event that Optionee's employment by the Company is terminated then this Option may not be exercised more than five (5) years from the Date of Grant.
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     4.4 Method of Payment.
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     4.4.1.  General Rule.  The Exercise Price for any
Shares purchased under this Option shall be payable (i) in cash, (ii) by check, (iii) subject to Section 4.4.2., by promissory note, (iv) with Shares which have already been owned by the Optionee for more than six months and which are surrendered to the Company in good form for transfer (such Shares to be values at their fair market value on the date when the new Shares are purchased under this Option), (v) by delivery of an irrevocable direction to a recognized securities broker to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any holding taxes, (vi) by delivery of an irrevocable direction to pledge Shares to a recognized securities broker or lender, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes, or (vii) by any combination of the above.
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     4.4.2.  Promissory Note.  Payment may be made with a
non-recourse promissory note executed by the Optionee (each
a "Note"). Such Note shall bear interest at the Applicable Federal Rate specified pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), for a term of five years with interest only payable annually during the term. Notwithstanding such five-year term, the Note will become due and payable in full upon the resale by Optionee of the Shares issued upon exercise of this Option. The Optionee shall pledge Shares received upon exercise to the Company for the purpose of securing payment for the
Note, and the Company may require that the certificate(s) representing such Shares be held by the Company as a security holder in order to perfect the Company's security interest. The Optionee may not exercise through the use of a Note at any time after the termination of his employment with the Company in accordance with the Employment
Agreement.
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5.  Securities Law Matters.
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     5.1 Rule 701.  The Company represents that this Option
and the shares are being offered and issued to the Optionee pursuant to the exemption afforded by Rule 701 promulgated by the Securities and Exchange Commission, as well as other properly-available exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and from the applicable state securities or "Blue Sky" laws (the "Blue Sky Laws").
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     5.2 Registration.  The Company hereby agrees the it
will file a Registration Statements on Form S-8 (or such other form as is then appropriate, the "Registration Statement") registering Shares under the Securities Act.
The Company further agrees that it will cause the registration Statements to become effective on or before
July 1, 2000. IN addition, the Company will take all necessary action to qualify the Shares under the Blue Sky Laws on or before such date.
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6.  Non-Transferability of Option; Death.  This Option may
not be transferred in any manner otherwise than by will or
by the laws of descent or distribution any may be exercised during the lifetime of Optionee only by Optionee. In the event of death of Optionee during the term of this Option, the Option may be exercised at any time prior to the date of expiration of the term of this Option set forth in Section 4.3, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee and upon any successor by operation of law to the Company.
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7.  Adjustment of Number of Shares and Exercise Price.  If
any of the following events shall occur ant any time or from time to time prior to the exercise in full or expiration of the Option, the following adjustments shall be made in the number of Shares subject tot he Option and to the Exercise Price.
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     7.1 Recapitalization.  In case the Company effects a
subdivision, combination, reclassification or other recapitalization or its outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the Exercise Price in effect immediately after such subdivision, combination, reclassification or other recapitalization shall be proportionately decreased or increased, as the case may be.
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     7.2 Stock Dividends.  If the Company shall declare a
dividend on its Common Stock payable in stock or other securities of the Company, the Optionee shall, without additional cost be entitled to receive upon the exercise of the Option, in addition to the Shares to which the Optionee is otherwise entitled upon such exercise, the number of shares of stock or other securities that the Optionee would have been entitled to receive if the Optionee had been a holder, on the record date of such dividend, of the number of Shares os purchased under the Option. No adjustments shall be made for dividends in cash or property.
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     7.3 Number of Shares Adjusted.  After any adjustment of
the Exercised Price pursuant to this Section, the number of Shares issuable at the new Exercise Price shall be adjusted to the number obtained by (i) multiplying the number of Shares issuable upon exercise of the Option immediately before such adjustment by the Exercise Price in effect immediately before such adjustment and (ii) dividing the product so obtained by the new Exercise Price.
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8.  Merger.
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     8.1 Assumption.  IN the event of any merger,
consolidation or purchase of substantially all shares of the Company where the holders of Common Stock are to receive stock or other securities of the surviving or acquiring company, the Option shall be assumed by, be binding upon and inure to the benefit of such surviving or acquiring company, and shall continue to be governed by, to the extent applicable, the terms and conditions of this Agreement.
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     8.2 Adjustment.  After the consummation of a
consolidation or merger of the Company with or into any
other corporation, then the Optionee shall have the right to receive the kind and amount of shares of stock or other securities or property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock issuable upon exercise of the Option immediately prior to such consolidation or merger.
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9.  General Provisions.
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     9.1 Amendments; Waivers.  This Agreement may be amended
only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.
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     9.2 Entire Agreement.  This Agreement, together with
its exhibit, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supercedes all prior agreements and understandings of the parties in connection therewith.
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     9.3 Governing Law.  The Agreement and the legal
relations between the parties shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to contracts made and performed in such states.
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     9.4 Attorney's Fees.  Should any action or proceeding
be bought to construe or enforce the terms and conditions of this Agreement or the rights of the parties hereunder, the losing party shall pay to the prevailing party all court costs and reasonable attorney's fees and costs (at the prevailing party's attorney then current rates) incurred in such action or proceeding. A party that voluntarily dismisses an action or proceeding shall be considered a losing party for purposes of this provision. Attorney's fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The proceeding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.
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     9.5 Receipt of Agreement.  Each of the parties hereto
acknowledges that he or it has read this Agreement in its entirety and does hereby acknowledge receipt of al fully executed copy thereof. A fully executed copy shall be an original for all purposes, and is a duplicate original.
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     9.6 Notices.  Any written notice required or permitted
to be given shall be deemed delivered either when personally delivered or when mailed, registered or certified, postage prepaid with return receipt requested, if to Optionee, addressed to Optionee at the last residence address of Optionee as provided by him to the Company from time to time, and if to the Company, addressed to the Chairman of
the Board of the company at the principle office of the
Company.
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     9.7 Severability.  If any provision of the Agreement is
determined to be invalid, illegal or unenforceable by any government entity, the remaining provisions of the Agreement to the extent permitted by law shall remain in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have duly
executed this Agreement as of the date first above written.
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                         "COMPANY"
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                          ROANOKE TECHNOLOGY
                          CORPORATION
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                          By: /s/ David L. Smith
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                          David L. Smith
                          Chief Executive Officer and
                          President
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                          "OPTIONEE"
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                          /s/ Edwin E. Foster, Jr.
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                          Edwin E. Foster, Jr.
                          Corporate Secretary
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